UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2013

One Clean Planet, Inc.
(f.k.a. Singular Chef, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-161240	26-4711535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 North Curry Street - Carson City - Nevada 89703-4934

(Address of Principal Executive Offices) (Zip Code)

(775) 321-8247

(Registrant's telephone number, including area code)

Singular Chef, Inc.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On September 30, 2013, Sylvain Petrari resigned as President, Secretary, Treasurer and Director of the Company.

Appointment of Officers

Concurrent with Mr. Petrari’s resignation, Nathan Adamson was appointed President, Secretary, Treasurer and Director of the Company.

There are no transactions between Mr. Adamson and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

A brief description of the background experience of our new officers and directors is as follows:

Nathan Adamson Age: 33

From March, 2012 Mr. Adamson has been employed as the Director of Marketing & Sales for Schlep & Fetch in Los Angeles, CA. And since January, 2010 Mr. Adamson founded and is the Creative Director of FIND Art, Inc., which focuses on creative services including consulting, graphic design, web design and marketing.

From September, 2006 through May, 2011 Mr. Adamson served as Marketing and Creative Director for Chronic Tacos Enterprises which included Chronic Tacos (Mexican Fast Food) and Chronic Cantina (Bar /Nightclub).

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

One Clean Planet, Inc.

Dated: November 7, 2014	By	/s/ Nathan Adamson
Nathan Adamson
President, Secretary Treasurer, Principal Executive Officer,
Principal Financial Officer